UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported) June 30, 2008

Alico, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-261
(Commission File Number)

59-0906081
(IRS Employer Identification No.)

Post Office Box 338
LaBelle, Florida
(Address of principal executive offices)

33975
(Zip Code)

(863) 675-2966
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dan L. Gunter appointed CEO; Compensation amended.

Effective July 1, 2008, the Company appointed Mr. Dan L. Gunter, President and Chief Operating officer of the Company since April 2006, to the position of President and Chief Executive Officer.  His appointment was announced in a press release issued on June 30, 2008, which is attached hereto as Exhibit 99.1.  In connection with the promotion, Mr. Gunter will receive a regular base salary of $300,000 annually and remains eligible for an annual incentive bonus under the Company’s cash-based pay-for-performance annual incentive plan based on employment, his performance of specified incentive goals as outlined by the compensation committee and Company performance for the fiscal year 2008 performance period. In addition, restricted stock awards previously granted to Mr. Gunter will continue to vest in accordance with the original terms of the grants.

John R. Alexander Transition, Severance, Non-compete and Consulting Agreement

Also effective July 1, 2008, Alico, Inc. (the “Company”) and John R. Alexander entered into an agreement (referred to herein as the “Agreement”) with respect to Mr. Alexander’s retirement as Chief Executive Officer.  Mr. Alexander will continue with the Company as its Chairman of the Board of Directors.  Mr. Alexander retired from his position as the Company’s Chief Executive Officer on June 30, 2008. His departure was announced in a press release issued on June 30, 2008, which is attached hereto as Exhibit 99.1. Set forth below is a summary of the material terms of the Agreement.

Mr. Alexander will separate from the Company on June 30, 2008 (the “Separation Date”). He will continue as the Company’s Chairman. Mr. Alexander remains eligible to receive a pro rata payment for calendar year 2008 under the Company’s cash-based pay-for-performance annual incentive plan, which payment will be equal to three-quarters of the value of his annual incentive plan award based on employment, his performance of specified incentive goals as outlined by the compensation committee, and Company performance for the full 2008 performance period. In addition, the restricted stock previously granted to Mr. Alexander will fully vest on the Separation Date in accordance with the original terms of the grants.

Pursuant to the Agreement, after the Separation Date, the Company will pay Mr. Alexander a total of $600,000 from July 1, 2008 to June 30, 2011 payable in monthly installments of $20,833.33 per month beginning July 1, 2008 and continuing to June 30, 2009, $16,666.67 per month beginning July 1, 2009 and continuing to June 30, 2010 and $12,500 per month beginning July 1, 2010 and continuing to June 30, 2011.  In addition, the Company will reimburse Mr. Alexander for any out of pocket expenses reasonably incurred by him in connection with the performance of his duties subject to the expense reimbursement and pre-approval policies of the Company during the Consulting period.  Additionally, the Company will pay Mr. Alexander a non-accountable office expense allowance of $5,000 per month during the consulting period.  The Agreement specifies that Mr. Alexander in turn will provide consulting services to the Company during the period of the Agreement and refrain from competitive activities as defined therein, during the term of the Agreement.

Item 9.01. Financial Statements and Exhibits

(c)                      Exhibits.

Exhibit 99.1 Press release, dated June 30, 2008, announcing the appointment of Dan L. Gunter as Chief Executive Officer and the retirement of John R. Alexander as Chief Executive Officer and his continuance as Chairman of the Board.

Exhibit 99.2 Transition, Severance and Consulting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALICO, INC.

By:           /s/ John R. Alexander
           John R. Alexander
           Chief Executive Officer and Chairman

Dated: June 30, 2008

EXHIBIT INDEX

Exhibit No.                                           Exhibit
99.1
Press release, dated June 30, 2008, announcing the appointment of Dan L. Gunter as Chief Executive Officer and the retirement of John R. Alexander as Chief Executive Officer and his continuance as Chairman of the Board.

99.2                                Transition, Severance, Non-compete and Consulting Agreement.